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                                                                    EXHIBIT 10.2

         AMENDMENT NO. 6 ("AMENDMENT"), dated as of May 21, 2001, to the Amended and Restated Credit Agreement, dated as of March 10, 2000 (as the same may be amended, restated, supplemented and/or modified from time to time in accordance with its terms, the "CREDIT AGREEMENT"), by and between VIASOURCE COMMUNICATIONS, INC. (the "BORROWER") and GENERAL ELECTRIC CAPITAL CORPORATION (the "LENDER"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         The Borrower has requested that Lender amend certain margins, amend certain financial covenants and waive compliance with certain financial covenants and Lender is willing to grant such requests on the terms and conditions set forth herein.

         Accordingly, the parties hereto agree as follows:

         Section 1. WAIVER. Effective as of the Effective Date (as defined herein) until January 1, 2002, the Lender hereby waives compliance by the Borrower with the provisions of Sections 6.7(a), 6.7(b), 6.7(c) and 6.7(d) of the Credit Agreement.

         Section 2. AMENDMENTS. Effective as of the Effective Date (as defined herein) the Credit Agreement is hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined term:

                             "CASH REVENUES" with respect to the Borrower and its Subsidiaries on a consolidated basis, means the amount indicated on the monthly financial statements., as required under subsection 5.1(i), of the Borrower and subsidiaries as "revenues"; excluding from such figure the effect from the recognition of deferred revenues thereon.

                    (b) Section 2.1(c) of the Credit Agreement is hereby amended by (x) deleting the phrase "Lender agrees to make advances available to the Borrower" appearing on the third line thereof, and (y) substituting therefor the phrase "Lender, in its sole discretion from time to time, may make advances available to the Borrower".

                    (c) Section 2.2(a) of the Credit Agreement is hereby amended by (x) deleting the tables for calculation of "Applicable Margin" for Term Loans and Revolving Loans and (y) inserting the following substitution therefor:

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                             The "APPLICABLE MARGIN" for Loans that are Base
         Rate Loans and LIBOR Rate Loans shall be determined quarterly, based upon the calculation of the Total Leverage Ratio for the prior fiscal quarter, as follows:

RATIOS                                  APPLICABLE MARGIN FOR                   APPLICABLE MARGIN FOR BASE
                                          LIBOR RATE LOANS                              RATE LOANS
------                                  ---------------------                   --------------------------

Total Leverage less than                       3.25%                                    1.75%
4.25x

Total Leverage greater than                    4.00%                                    2.50%
or equal to 4.25x but less
than 5.25x

Total Leverage greater than                    4.50%                                    3.00%
or equal to 5.25x but less
than 6.25x

Total Leverage greater than                    5.00%                                    3.50%
or equal to 6.25x but less
than 7.25x

Total Leverage greater than                    5.50%                                    4.00%
or equal to 7.25x but less
than 8.25x

Total Leverage greater than                    6.00%                                    4.50%
or equal to 8.25x but less
than 9.25x

Total Leverage greater than                    6.50%                                    5.00%
or equal to 9.25x



                    (d) Section 2.2(c) of the Credit Agreement is hereby amended by adding the following proviso prior to the period at the end of such subsection:

         ;and, PROVIDED, FURTHER, that, commencing on May 21, 2001, that portion of interest on LIBOR Rate Loans accruing at a rate in excess of the LIBOR Rate plus 5.00% and that portion of interest on Base Rate Loans at a rate in excess of the Base Rate Plus 3.50% shall not be payable in cash, but instead shall accrue (and compound at the LIBOR Rate or Base Rate plus the Applicable Margin then in effect and in the manner provided with respect to LIBOR Rate Loans or Base Rate Loans, as


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         applicable) and be payable in cash upon the earlier to occur of (x)
         March 31, 2002, and (y) the Termination Date.

                  (e) Section 6.4(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                    (iii) Borrower and its Subsidiaries may make Consolidated Capital Expenditures provided that for the period from May 1, 2001 through December 31, 2001 and for each Fiscal Year thereafter, any Consolidated Capital Expenditures in an amount greater than $1,000,000 shall be financed solely with the net proceeds of any equity raised by the Borrower during such period or Fiscal Year, as the case may be.

                  (f) Section 6.7 of the Credit Agreement is hereby amended by adding the following subsections immediately after subsection (d) appearing therein:

                  (e) EBITDA. EBITDA for each fiscal monthly period (as reported by the Borrower pursuant to Section 5.1(i) hereof) shall not be less than the respective amounts listed below opposite such period:

FISCAL MONTHLY PERIOD                              AMOUNT
---------------------                              ------
May, 2001                                        ($200,000)
June, 2001                                        $825,000
July, 2001                                       $1,130,000
August, 2001                                     $1,200,000
September, 2001                                  $1,660,000
October, 2001                                    $1,600,000
November, 2001                                   $1,650,000
December, 2001                                   $1,830,000

                  (f) CASH REVENUES. Cash Revenues of the Borrower and its Subsidiaries for each of the fiscal monthly periods listed below shall not be less than the respective amounts listed below opposite such periods

FISCAL MONTHLY PERIOD                              AMOUNT
---------------------                              ------
May, 2001                                         $11,300,000
June, 2001                                        $14,800,000
July, 2001                                        $12,500,000
August, 2001                                      $13,000,000
September, 2001                                   $17,000,000
October, 2001                                     $14,500,000
November, 2001                                    $14,900,000
December, 2001                                    $17,500,000



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         Section 3. EFFECTIVENESS. The amendments and waivers contained in this
Amendment shall be effective at the date and time (the "Effective Date") that the Lender has received:

                  (a) Five fully originally executed copies of this Amendment;
and

                  (b) A report containing 12-week cash flow projections of the Borrower and its Subsidiaries in form and substance satisfactory to the Lender in its sole discretion.

         Section 4. REPRESENTATIONS AND ADDITIONAL PROVISIONS.

                  (a) The Borrower agrees to pay to Lender a closing fee of $1,000,000 in cash, which fee the Borrower acknowledges is fully earned as of the date hereof, but shall be payable on the earlier to occur of (x) March 31, 2002 and (y) the Termination Date.

                  (b) The Borrower represents and warrants that (i) after giving effect to this Amendment, no Default or Event of Default is continuing, (ii) the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (iii) the Credit Agreement, as amended by this Amendment, is duly enforceable against the Borrower.

                  (c) Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Credit Agreement and other Loan Documents are unchanged, and such agreements shall remain in full force and effect and are hereby confirmed and ratified.

                  (d) The Borrower shall pay all out-of-pocket expenses incurred by the Lender in connection with the transactions contemplated hereby under this Amendment, including but not limited to fees and expenses of Kaye Scholer LLP, counsel to the Lender.

                  (e) The term "Agreement", "hereof", "herein" and similar terms as used in this Credit Agreement, and references in the Loan Documents to the Credit Agreement shall mean and refer to, from and after the effectiveness of this Amendment, the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement and the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.

                  (f) This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed signature page hereto.



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         Section 5. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS
OF THE PARTIES HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE
OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                            VIASOURCE COMMUNICATIONS, INC.

                            By:   /s/ DOUGLAS J. BETLACH
                                -----------------------------------------
                                Name:  DOUGLAS J. BETLACH
                                Title: EXECUTIVE VICE PRESIDENT AND CHIEF
                                       FINANCIAL OFFICER

                            GENERAL ELECTRIC CAPITAL CORPORATION

                            By:   SIGNATURE NOT LEGIBLE
                                -----------------------------------------
                                Name:
                                    -------------------------------------
                                Title:
                                    -------------------------------------
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